EXHIBIT 10.6
AMENDED AND RESTATED SHAREHOLDERS AGREEMENT
dated as of
July 2, 2010
among
GLOBAL INDEMNITY PLC
(AS SUCCESSOR TO UNITED AMERICA INDEMNITY, LTD.)
and
THE SHAREHOLDERS LISTED ON THE
SIGNATURE PAGES

i

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, dated as of July 2, 2010, by and among GLOBAL INDEMNITY PLC (as successor to United America Indemnity, Ltd.), a public limited company incorporated under the laws of Ireland (the “Company”), U.N. HOLDINGS (CAYMAN), LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Holdings”), U.N. HOLDINGS (CAYMAN) II, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Holdings II”) and those co-investment funds listed on the signature pages of this Agreement (the “Co-investment Funds,” and together with Holdings and Holdings II, the “Shareholders”).
W I T N E S S E T H
WHEREAS, United America Indemnity, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“UAI-Cayman”), the Shareholders and the trusts listed on the signature page thereto (the “Trusts”) entered into an Amended and Restated Shareholders Agreement, dated as of December 15, 2003, as amended on April 10, 2006 (the “Original Agreement”);
WHEREAS, contemporaneously with the execution of this Agreement, UAI-Cayman and the Company have implemented a scheme of arrangement under Cayman Island law constituting a transaction (the “Transaction”) pursuant to which the Class A common shares and Class B common shares of UAI-Cayman have been cancelled and the holders of such Class A common shares and Class B common shares have received, on a two-for-one basis, new Class A ordinary shares and new Class B ordinary shares, respectively (or in the case of any fractional interests in the ordinary shares, cash) of the Company;
WHEREAS, pursuant to the Transaction, the Company will become the parent company of UAI-Cayman;
WHEREAS, Section 8.4 of the Original Agreement provides that the provisions of the Original Agreement shall apply to any and all other share capital of UAI-Cayman or any successor or assign of UAI-Cayman (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of, UAI-Cayman common shares, or that may be issued by reason of any reorganization or otherwise;
WHEREAS, pursuant to that certain Assignment and Assumption Agreement between the Company and UAI-Cayman dated as of July 2, 2010, UAI-Cayman assigned to the Company all of its rights and obligations under the Original Agreement, and the Company has agreed to accept such assignment and to assume and become liable for all of the liabilities and obligations of UAI-Cayman under the Original Agreement;
WHEREAS, Section 8.2.1 of the Original Agreement provides that the Agreement may not be amended or supplemented, except by an instrument in writing signed by the Company, by the Shareholders and by the Trusts holding a majority of the then outstanding Shares held by the Trusts;
WHEREAS, the Trusts no longer hold any Shares of the Company; and
WHEREAS, the Company and the Shareholders desire to amend the Agreement.

NOW, THEREFORE, the parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.
“Agreement” means this Amended and Restated Shareholders Agreement.
“Claims” means losses, claims, damages, expenses, judgments or liabilities, joint or several, actions or proceedings (whether commenced or threatened).
“Class A Ordinary Shares” means the A Ordinary Shares, par value $0.0001 per share, of the Company.
“Class B Ordinary Shares” means the B Ordinary Shares, par value $0.0001 per share, of the Company.
“Competitor” means any Person that competes in a significant way with a substantial business of the Company or any of its subsidiaries or a Person that has a substantial investment in any such competing Person; provided, that an institutional investor and its Affiliates shall not be considered Persons who are Competitors by virtue of holding as a passive portfolio investment nonvoting debt or less than 5% of the publicly traded equity securities of any such Competitor. For purposes of this provision, the good faith determination of the Board that a proposed Transferee is a Competitor, made within 30 days of written notice to the Board of the proposed Transfer, shall in all respects be conclusive.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor United States federal statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority.
“FPC” means Fox Paine & Company, LLC, a Delaware limited liability company.
“Nasdaq” means The Nasdaq Global Select Market.
“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any governmental authority.

“Registrable Securities” means Ordinary Shares, and any ordinary shares or other securities issued in respect of Shares or into which Shares shall be converted in connection with share splits, reverse share splits, share dividends or distributions, bonus issues or capitalization of reserves, combinations or similar recapitalizations, or a merger, consolidation, takeover or reorganization or otherwise; provided, however, as to any particular Ordinary Shares, such Ordinary Shares shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such Ordinary Shares shall have become effective under the Securities Act and such Ordinary Shares shall have been disposed of in accordance with such registration statement, (b) such Ordinary Shares shall have been sold pursuant to Rule 144, (c) such Ordinary Shares shall have been otherwise transferred and new certificates for such Ordinary Shares not bearing a legend restricting further transfer shall have been delivered by the Company, or (d) such Ordinary Shares shall have ceased to be outstanding.
“Registration Expenses” means any and all expenses incident to performance of or compliance with Article IV, including (a) all SEC and stock exchange or the FINRA registration and filing fees, (b) all fees and expenses of complying with United States federal and state securities laws and applicable foreign securities laws (including reasonable fees and disbursements of counsel for the underwriters in connection with United States “blue sky” qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) the fees and disbursements of counsel for the Company and of the Company’s independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (e) the reasonable fees and disbursements of one counsel retained by the Shareholders (such counsel to be chosen by the Shareholders by vote of a plurality of the Registrable Securities of such Shareholders being registered) as a group in connection with each such registration, (f) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration, including any fee payable to a qualified independent underwriter within the meaning of the rules of the FINRA, (g) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (h) securities acts liability insurance (if the Company elects to obtain such insurance) but, in all cases, excluding underwriting discounts and commissions and transfer taxes, if any.
“Rule 144” means Rule 144 under the Securities Act.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended, or any successor United States federal statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“Shares” means the Ordinary Shares and the preferred shares of the Company.
“Transfer” means any sale, assignment, mortgage, pledge (other than pledges to the Company and its Affiliates), encumbrance, redemption or other transfer, directly or indirectly, whether or not for consideration.
“Transferee” means any Person to whom a Transfer is made, regardless of the method of Transfer.
“Transferor” means any Person by whom a Transfer is made, regardless of the method of Transfer.

Section 1.2 Other Definitions. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Action	7.6
Book Entry Shares	7.13
Co-investment Funds	Preamble
Company	Preamble
FPC Affiliate Transferee	3.3.1(a)
Holdings	Preamble
Holdings II	Preamble
Maximum Sale Number	4.1.3
Joinder Agreement	3.1.3
Original Agreement	Recitals
Piggyback Notice	4.1.1
Piggyback Registration	4.1.1
Shareholders	Preamble
Violation	4.3(a)
Section 1.3 Interpretation. Except as otherwise provided or if the context requires otherwise, whenever used in the Agreement, (a) any noun or pronoun shall be deemed to include the singular and the plural, (b) the terms “include” and “including” shall be deemed to be followed by the phrase “without limitation” and (c) the word “or” shall be inclusive and not exclusive.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1 Representations and Warranties of the Company. The Company represents and warrants to each Shareholder as follows:
(a) The Company was duly organized as a public limited company organized under the laws of Ireland and is validly existing and in good standing under the laws of Ireland, and has all necessary power and authority to enter into this Agreement and to perform its obligations under this Agreement.
(b) The execution, delivery and performance of this Agreement by the Company has been duly and validly authorized by all necessary action, and no other proceedings on the part of the Company are necessary to authorize this Agreement or the performance of the Company’s obligations under this Agreement.
(c) This Agreement has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.

Section 2.2 Representations and Warranties of Holdings. Holdings represents and warrants to the Company, Holdings II and each of the Co-investment Funds:
(a) Holdings was duly organized as an exempted company formed with limited liability under the laws of the Cayman Islands and is validly existing and in good standing under the laws of the Cayman Islands, and has all necessary power and authority to enter into this Agreement and to perform its obligations under this Agreement.
(b) The execution, delivery and performance of this Agreement by Holdings has been duly and validly authorized by all necessary action, and no other proceedings on the part of Holdings are necessary to authorize this Agreement or the performance of Holdings’ obligations under this Agreement.
(c) This Agreement has been duly executed and delivered by Holdings, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.
Section 2.3 Representations and Warranties of Holdings II. Holdings II represents and warrants to the Company, Holdings and each of the Co-investment Funds:
(a) Holdings II was duly organized as an exempted company formed with limited liability under the laws of the Cayman Islands and is validly existing and in good standing under the laws of the Cayman Islands, and has all necessary power and authority to enter into this Agreement and to perform its obligations under this Agreement.
(b) The execution, delivery and performance of this Agreement by Holdings II has been duly and validly authorized by all necessary action, and no other proceedings on the part of Holdings II are necessary to authorize this Agreement or the performance of Holdings II’ obligations under this Agreement.
(c) This Agreement has been duly executed and delivered by Holdings II, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of Holdings II, enforceable against Holdings II in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.
Section 2.4 Representations and Warranties of the Co-investment Funds. Each Co-investment Fund, severally and not jointly, represents and warrants to the Company, Holdings and Holdings II:
(a) Such Co-investment Fund was duly organized as a limited partnership under the laws of the Cayman Islands and is validly existing and in good standing under the laws of the Cayman Islands, and has all necessary power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b) The execution, delivery and performance of this Agreement by such Co-investment Fund has been duly and validly authorized by all necessary action, and no other proceedings on the part of such Co-investment Fund are necessary to authorize this Agreement or the performance of such Co-investment Fund’s obligations under this Agreement.
(c) This Agreement has been duly executed and delivered by such Co-investment Fund, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such Co-investment Fund, enforceable against such Co-investment Fund in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.
ARTICLE III
RESTRICTIONS ON TRANSFERS OF SHARES
Section 3.1 General Limitations on Transfers.
3.1.1 Transfers Generally. No Shareholder shall Transfer any Shares (whether owned as of the date of this Agreement or subsequently acquired), unless such Transfer is made in accordance with the requirements of this Article III, as may be applicable, or as contemplated by Section 4.1.
3.1.2 Recordation on Register of Members. The Shareholders shall ensure that the Board shall not record on the Company’s Register of Members any attempted Transfer of Shares held or owned by any Shareholder to any other Person, except for Transfers in accordance with this Agreement for which the Shareholders shall take all necessary steps to ensure that the Board updates the Company’s Register of Members.
3.1.3 Obligations of Transferees. No Transfer of Shares that would be otherwise permitted pursuant to this Agreement shall be effective unless (a) the Transferee shall have executed an appropriate document (a “Joinder Agreement”) in form and substance reasonably satisfactory to the Company confirming that (i) the Transferee takes such Shares subject to all the terms and conditions of this Agreement to the same extent as its Transferor was bound by and entitled to the benefits of such provisions and (ii) the certificates in respect of the Shares shall bear legends, substantially in the forms required by Section 3.4, and (b) such Joinder Agreement shall have been delivered to and approved by the Company prior to such Transferee’s acquisition of Shares, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the provisions of this Section 3.1.3 shall not apply to a Transfer of Shares validly made pursuant to a Piggyback Registration, pursuant to an effective registration statement under the Securities Act.

3.1.4 Prohibited Transfers; Transfers to Competitors. Notwithstanding anything to the contrary in this Agreement, without the consent of the Board, no Shareholder shall, at any time, directly or indirectly, complete any Transfer of Shares that (a) would result in the assets of the Company constituting “Plan Assets” as such term is defined in the Department of Labor regulations promulgated under the United States Employee Retirement Income Security Act of 1974, as amended, (b) would cause the Company to be controlled by or be under common control with an “investment company” for purposes of the United States Investment Company Act of 1940, as amended, (c) would require the Shares to be registered under the Exchange Act or (d) is made to any Person who is a Competitor of the Company or any of its subsidiaries or to any Affiliate of such a Competitor (other than Transfers to the Company and its Affiliates).
Section 3.2 Compliance with Securities Laws. Notwithstanding any other provision of this Agreement, no Shareholder shall Transfer any Shares unless the Transfer is made in accordance with the terms of this Agreement and (a) the Transfer is effected pursuant to an effective registration statement under the Securities Act and in compliance with any other applicable United States federal and state securities laws and applicable foreign securities laws or (b) the Transferor shall have furnished the Company with (i) an opinion of counsel, if reasonably requested by the Company, which opinion of counsel shall be in form and substance reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and under any applicable securities laws of any state of the United States and applicable foreign securities laws and that the Transfer otherwise complies with any other applicable United States federal and state securities laws and applicable foreign securities laws and (ii) such representations and covenants of the Transferor as are reasonably requested by the Company to ensure compliance with any applicable United States federal and state securities laws and applicable foreign securities laws.
Section 3.3 Permitted Transfers.
3.3.1 Shareholders Transfers.
(a) Subject to Sections 3.1.3, 3.1.4 and 3.2, the Shareholders may Transfer any Shares to any Affiliate of FPC (other than the Company) or any Person that is an investment fund managed or controlled by FPC or any Affiliate of FPC (each, an “FPC Affiliate Transferee”).
(b) Subject to Sections 3.1.3, 3.1.4 and 3.2, as may be applicable, the Shareholders and any FPC Affiliated Transferee shall be free to Transfer Shares to any Person, in whole at any time or in part from time to time. Notwithstanding the foregoing, any Transfer of Shares by the Shareholders or any FPC Affiliated Transferee to all of its respective limited partners or other investors on a pro rata basis for consideration other than cash, shall not be subject to Section 3.4.
Section 3.4 Additional Provisions Relating to Restrictions on Transfers.
3.4.1 Legends. Each outstanding certificate representing Shares held by the Shareholders, if any, shall bear legends reading substantially as follows:
(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR UNDER ANY FOREIGN SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS.”

(b) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN A SHAREHOLDERS AGREEMENT, DATED AS OF JULY 2, 2010, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE ISSUER OR FROM THE HOLDER OF THIS CERTIFICATE. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.”
3.4.2 Copy of Agreement. A copy of this Agreement shall be filed with the secretary of the Company, and kept with the records of the Company, and shall be made available for inspection by any holder of Shares at the principal executive offices of the Company.
3.4.3 Termination of Restrictions. The restriction referred to in the legend required pursuant to Section 3.4.1(a) shall cease and terminate as to any particular Shares when, in the reasonable opinion of counsel for the Company, such restriction is no longer required in order to assure compliance with the Securities Act, the securities laws of any state of the United States or applicable foreign securities laws. The Company or the Company’s counsel, at their election, may request from any holder of Shares a certificate or an opinion of such holder’s counsel with respect to any relevant matters in connection with the removal of the legend set forth in Section 3.4.1(a) from such holder’s share certificates, any such certificate or opinion of counsel to be reasonably satisfactory to the Company and its counsel. The restrictions referred to in the legend required by Section 3.4.1(b) shall cease and terminate as to any particular Shares when, in the reasonable opinion of counsel for the Company, the provisions of this Agreement are no longer applicable to such Shares or this Agreement shall have terminated in accordance with its terms. Whenever such restrictions shall cease and terminate as to any Shares, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any, if such unlegended Shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of Shares not bearing the relevant legend(s) set forth in Section 3.4.1.

ARTICLE IV
REGISTRATION RIGHTS
Section 4.1 Piggyback Registrations.
4.1.1 Piggyback Registrations. If at any time the Company proposes to register for sale by the Company under the Securities Act any Ordinary Shares (other than a registration on Form S-4 or Form S-8, or any successor or similar forms) in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, the Company shall promptly give written notice to the Shareholders that beneficially own any Registrable Securities of its intention to do so, of the registration form of the SEC that has been selected by the Company and of such holders’ rights under this Section 4.1 (the “Piggyback Notice”). Subject to Section 4.1.4, the Company shall use its reasonable best efforts to include, and to cause the underwriter or underwriters, if applicable, to include, in the proposed offering, on the same terms and conditions as the Ordinary Shares proposed to be sold by the Company, the Shareholders or FPC Affiliate Transferees and any other shareholder in such offering, all Registrable Securities that the Company has been requested in writing, within 15 calendar days after the Piggyback Notice is given, to register by the holders thereof (each such registration pursuant to this Section 4.1.1, a “Piggyback Registration”); provided, however, that (a) if, at any time after giving a Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Ordinary Shares, the Company may, at its election, give written notice of such determination to all Shareholders who beneficially own any Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, and (b) in case of a determination by the Company to delay registration of its Ordinary Shares the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other Ordinary Shares. In the case of any registration of Registrable Securities in an underwritten offering pursuant to this Section 4.1.1, all Shareholders proposing to distribute their securities pursuant to this Section 4.1.1 shall, at the request of the Company, enter into an agreement in customary form with the underwriter or underwriters selected by the Company.
4.1.2 Expenses. The Company shall pay or shall cause its Affiliates to pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4.1.
4.1.3 Priority in Piggyback Registrations. If the managing underwriter for a registration pursuant to this Section 4.1 shall advise the Company in writing that, in its opinion, the number of Registrable Securities requested to be included in such registration exceeds the number (the “Maximum Sale Number”) that can be sold in an orderly manner in such offering within a price range acceptable to the Company or the shareholder for which such registration was initially proposed to be effected, the Company shall include in such offering the following Ordinary Shares: (a) first, all the Ordinary Shares, if any, the Company proposes to register for its own sale, and (b) second, all Registrable Securities requested to be included by all Shareholders (or if the number of such Registrable Securities exceeds the Maximum Sale Number less the number of Ordinary Shares included pursuant to clause (a) above, then the number of such Registrable Securities included in such registration pursuant to this clause (b) shall be equal to the excess of the Maximum Sale Number over the number of Ordinary Shares included pursuant to clause (a) above and shall be allocated pro rata among all requesting Shareholders, on the basis of the relative number of Registrable Securities each such Shareholder had requested to have included in such registration).

4.1.4 Underwriting Requirements. In connection with any offering involving any underwriting of securities in a Piggyback Registration, the Company shall not be required to include any Shareholder’s Registrable Securities in such underwriting unless such Shareholder accepts the terms of the underwriting as agreed upon between the Company and the underwriters in such quantities and on such terms as set forth in Section 4.1.1, and such Shareholder agrees to sell such Shareholder’s Registrable Securities on the basis provided therein and completes and/or executes all questionnaires, indemnities, lock-ups, underwriting agreements and other documents (including powers of attorney and custody arrangements) required generally of all selling Shareholders, in each case, in customary form and substance, which are requested to be executed in connection therewith.
Section 4.2 Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article IV, the Company will, as soon as practicable:
(a) prepare and file with the SEC the requisite registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective in order to permit the sale of the Registrable Securities by the Shareholders in accordance with the intended method or methods of distribution thereof described in such registration statement;
(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during such period;
(c) comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period;
(d) furnish to each Shareholder of such Registrable Securities and each underwriter such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Shareholder may reasonably request;
(e) (i) promptly notify in writing each Shareholder that holds Registrable Securities covered by such registration statement, (A) when such registration statement or any post-effective amendment or supplement thereto becomes effective, (B) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement (and take all reasonable action to prevent the entry of such stop order or to remove it if entered, or the initiation of any proceedings for that purpose), or (C) of the happening of any event as a result of which the registration statement, as then in effect, the prospectus related thereto or any document included therein by reference includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and (ii) in the case of an event under clause (e)(i)(B) or (C), promptly file such amendments and supplements which may be required on account of such event and use its reasonable best efforts to cause each such amendment and supplement to become effective;

(f) promptly furnish counsel for each underwriter, if any, and for the selling Shareholders of Registrable Securities copies of any written request by the SEC or any state securities authority for amendments or supplements to a registration statement and prospectus or for additional information;
(g) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;
(h) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange or authorized for quotation on Nasdaq, if any, on which similar equity securities issued by the Company are then listed or authorized for quotation, or eligible for listing or quotation, if the listing or authorization for quotation of such securities is then permitted under the rules of such exchange or the FINRA;
(i) enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by the Company, provisions regarding the delivery of opinions of counsel for the Company and accountants’ letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter’s underwriting agreements for similar offerings (the sellers of Registrable Securities that are to be distributed by such underwriter(s) may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such sellers of Registrable Securities);
(j) make available for inspection by representatives of the selling Shareholders who hold Registrable Securities and any underwriters participating in any disposition pursuant hereto and any counsel or accountant retained by such Shareholders or underwriters, all relevant financial and other records, pertinent documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a registration pursuant hereto; provided, however, that, with respect to records, documents or information which the Company determines, in good faith, to be confidential and as to which the Company notifies such representatives, underwriters, counsel or accountants in writing of such confidentiality, such representatives, underwriters, counsel or accountants shall not disclose such records, documents or information unless (i) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information have previously been generally made available to the public. Each selling Shareholder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates (or for such Shareholder’s business purposes or for any reason other than in connection with a registration hereunder) unless and until such information is made generally available (other than by such Shareholder or where such Shareholder knows that such information became publicly available as a result of a breach of any confidentiality arrangement) to the public. Each selling Shareholder of such Registrable Securities further agrees that it will, upon learning that disclosure of such records is sought, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the records deemed confidential;

(k) permit any beneficial owner of Registrable Securities that, in the sole judgment, exercised in good faith, of such holder, might be deemed to be a controlling Person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, that in the judgment of such holder, as aforesaid, should be included; and
(l) make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of the Registrable Securities in any underwritten offering.
The Company may require each Shareholder who is selling Registrable Securities pursuant to which any registration is being effected to furnish the Company such information regarding such Shareholder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. The Company shall not be required to register or qualify any Registrable Securities covered by such registration statement under any state securities or “blue sky” laws of such jurisdictions other than as it deems necessary in connection with the chosen method of distribution or to take any other actions or do any other things other than those it reasonably deems necessary or advisable to consummate such distribution, and the Company shall not for any such purpose be required to qualify generally to do business as a foreign entity in any jurisdiction wherein it would not otherwise be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.
Each beneficial owner of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (e)(i)(B) and (e)(i)(C) above, such beneficial owner will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such beneficial owner’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (e)(ii) above, and, if so directed by the Company, such beneficial owner will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such beneficial owner’s possession, of the prospectus covering such Registrable Securities that was in effect prior to such amendment or supplement.

Section 4.3 Indemnification. (a) In the event of any registration of any Registrable Securities pursuant to this Article IV, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its Affiliates, directors, officers, fiduciaries, employees, agents and stockholders or members or general and limited partners (and the directors, officers, fiduciaries, employees, agents and stockholders or members or general and limited partners thereof), each other Person who participates as an underwriter or a qualified independent underwriter, if any, in the offering or sale of such securities, each director, officer, fiduciary, employee, agent and stockholder or general and limited partner of such underwriter or qualified independent underwriter, and each other Person (including any such Person’s directors, officers, fiduciaries, employees, agents and stockholders or members or general and limited partners), if any, who controls such seller or any such underwriter or qualified independent underwriter, within the meaning of the Securities Act, against any and all Claims in respect thereof and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld, conditioned or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any of the following actual or alleged statements, omissions or violations (each, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered pursuant to this Agreement under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto (unless corrected in the final prospectus), together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state, common law or applicable foreign rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any Violation that occurs in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such indemnified party expressly stating that such information is for use therein.
(b) Each holder of Registrable Securities that are included in the securities as to which any Piggyback Registration is being effected (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in connection with any Piggyback Registration, any underwriter and qualified independent underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.3(a)), to the fullest extent permitted by law, the Company, its directors, officers, fiduciaries, employees, agents and shareholders (and the directors, officers, fiduciaries, employees, agents and shareholders or members or general and limited partners thereof) and each Person (including any such Person’s directors, officers, fiduciaries, employees, agents and stockholders or members or general and limited partners), if any, controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, fiduciaries, employees, agents and shareholders or general and limited partners and respective controlling Persons (including any such Person’s directors, officers, fiduciaries, employees, agents and shareholders or members or general and limited partners) against any and all Claims and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any Violation that occurs in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such holder of Registrable Securities, expressly stating that such information is for use in connection with any registration statement, preliminary, final or summary prospectus or amendment or supplement or document incorporated by reference into any of the foregoing. Notwithstanding anything in this Section 4.3(b) to the contrary, no indemnifying party shall be required pursuant to this Section 4.3(b) to contribute any amount in excess of the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Claims of the indemnified parties relate.
(c) Indemnification similar to that specified in Sections 4.3(a) and 4.3(b) (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in connection with any Piggyback Registration, any underwriter and qualified independent underwriter, if any) with respect to any required registration or other qualification of securities under any securities or “blue sky” laws of any state of the United States or applicable foreign laws.
(d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4.3, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 4.3, except to the extent the indemnifying party is prejudiced thereby and shall not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 4.3. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 calendar days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties that are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any Claim in respect of which indemnification or contribution may be sought hereunder (whether or nor the indemnified party is an actual or potential party to such Claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such Claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 4.3(a), 4.3(b) or 4.3(c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party and any other indemnifying party on the other hand from the relevant offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Section 4.3(d) above and the indemnifying party is prejudiced thereby, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of but also the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, as well as any other relevant equitable considerations, including the extent of such prejudice. The relative fault shall be determined by a court of law by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent knowledge, access to information and opportunity to correct or prevent such Violation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 4.3(e) were to be determined by pro rata allocation or by any other method of allocation does not take account of the equitable considerations referred to in the preceding sentences of this Section 4.3(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 4.3(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 4.3(e) to contribute any amount in excess of the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Claims of the indemnified parties relate.
(f) The indemnity agreements contained in this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party and the termination of this Agreement.

(g) The indemnification and contribution required by this Section 4.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.
(h) In connection with underwritten offerings, the Company will use reasonable best efforts to negotiate terms of indemnification that are reasonably favorable to the various sellers pursuant thereto, as appropriate under the circumstances.
Section 4.4 Rule 144 Reporting. With a view to making available to the Shareholders the benefits of certain rules and regulations of the SEC, which may permit the sale of the Registrable Securities to the public without registration, at all times after 90 days after any registration statement covering a public offering of Ordinary Shares under the Securities Act shall have become effective, or at all times after the Ordinary Shares shall initially be registered pursuant to the requirements of Section 12 of the Exchange Act, the Company shall at its cost and expense use its reasonable best efforts to comply with the filing requirements described in Rule 144(c)(1).
Section 4.5 Lock-Up Agreement. If requested in writing by the Company or the underwriter of any underwritten offering, each Shareholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities or any other Equity Security (in each case, other than as part of such underwritten public offering) within 14 calendar days before or 180 calendar days after the effective date of a registration statement or for such shorter period as the sole or lead managing underwriter or the Company shall request, in any such case, unless consented to by such underwriter or the Company, as applicable.
ARTICLE V
COVENANTS
Section 5.1 No Voting or Conflicting Agreements. No Shareholder shall enter into or agree to be bound by any voting trust with respect to any Shares, nor shall any Shareholder enter into any shareholder arrangements of any kind with any Person with respect to any Shares inconsistent with the provisions of this Agreement. The foregoing prohibition includes, but is not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares inconsistent with the provisions of this Agreements. No Shareholder shall act, at any time, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of Shares in any manner that is inconsistent with the provisions of this Agreement.

Section 5.2 Further Assurances. The parties shall from time to time execute and deliver all such further documents and do all acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement, including, to the extent necessary or appropriate, using all reasonable efforts to cause the amendment of the memorandum and articles of association of the Company in order to provide for the enforcement of this Agreement in accordance with its terms. In furtherance and not in limitation of the foregoing, in the event of any amendment, modification or termination of this Agreement in accordance with its terms, the Shareholders shall cause the Board to meet within 30 days following such amendment, modification or termination or as soon thereafter as is practicable for the purpose of amending the memorandum and articles of association of the Company, as may be required as a result of such amendment, modification or termination, and, to the extent required by law, proposing such amendments to the shareholders of the Company entitled to vote thereon, and such action shall be the first action to be taken at such meeting. Immediately following the Transactions (as defined in the Original Agreement), the Shareholders shall take all necessary steps to ensure that the Board updates the Company’s Register of Members to reflect the Shares issued in the Transactions if not previously done.
Section 5.3 Certain Transactions. FPC shall have the right to perform all consulting, financing, investment banking and similar services for the Company and its subsidiaries, for customary compensation (as determined by the Board of Directors of the Company in its sole discretion) and on other terms that are customary for similar engagements with unaffiliated third parties.
Section 5.4 Confidentiality. The terms of this Agreement shall be confidential and neither the Company nor any Shareholder nor any Affiliate thereof shall disclose to any Person not a party to this Agreement any of the terms of this Agreement, except as may be required by applicable law, this Agreement, or to negotiate and effect a Transfer permitted under this Agreement.
ARTICLE VI
EFFECTIVENESS; TERMINATION
Section 6.1 Effectiveness; Term.
6.1.1 This Agreement shall become effective as of the date of this Agreement. The rights and obligations of, and restrictions on, the Shareholders under Article III shall terminate upon the date that the Shareholders and FPC Affiliated Transferees no longer hold in the aggregate at least 25% of the fully-diluted Shares then outstanding (subject, however, to all obligations of the parties that must be fulfilled prior to such event). Notwithstanding the foregoing, in the event the Company enters into any agreement to merge or consolidate with or into any other Person or adopts any other plan of recapitalization, consolidation, reorganization, takeover or other restructuring transaction as a result of which the Shareholders and their respective Affiliate Transferees shall own, in the aggregate, less than a majority of the outstanding voting power of the entity surviving such transaction, this Agreement shall terminate, except with respect to Section 3.4 and as contemplated by Section 6.1.2.
6.1.2 Notwithstanding anything in Section 6.1.1 to the contrary, the provisions contained in Article IV shall continue to remain in full force and effect until the earlier to occur of the 20th anniversary of the date of the Original Agreement and the date on which there are no longer any Registrable Securities outstanding; provided, however, that the provisions of Section 4.3 shall survive termination pursuant to Section 6.1.1 or this Section 6.1.2 indefinitely.

ARTICLE VII
MISCELLANEOUS
Section 7.1 Notices. All notices, requests and other communications to any party in connection with this Agreement shall be in writing and delivered personally, sent by documented overnight delivery service shall be given, if to any Shareholder, to:
U.N. Holdings (Cayman), Ltd.
c/o Fox Paine & Company, LLC
3500 Alameda de las Pulgas, Suite 150
Menlo Park, California 94025
Attention: Saul A Fox

with a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Rd
Palo Alto, CA 94304
Attention: Katharine A. Martin
                 Bradley L. Finkelstein
if to the Company, to:

Global Indemnity plc
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Attention: Chief Executive Officer

with a copy to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017
Attention: Gary I. Horowitz
with a copy to:
United America Indemnity, Ltd.
Three Bala Plaza East
Suite 300
Bala Cynwyd, PA 19004
Attention: Linda Hohn

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.
Section 7.2 Amendment; Waivers.
7.2.1 This Agreement may not be amended or supplemented, except by an instrument in writing signed by the Company and by the Shareholders for so long as they hold Shares. The foregoing notwithstanding, the Company, without the consent of any other party, may enter into Joinder Agreements in order to add any Person that becomes a holder of Shares and to reflect Transfers permitted under this Agreement.
7.2.2 No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.
Section 7.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. If any Shareholder or any Transferee of any Shareholder shall acquire any Shares in any manner, whether by operation of law or otherwise, such Shares shall be held subject to all of the terms of this Agreement, and, by taking and holding such Shares, such Transferee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.
Section 7.4 Recapitalizations and Exchanges Affecting Shares. Except as contemplated by Section 6.1.1, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares held by the Shareholders, to any and all other share capital of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of, Shares held by the Shareholders, or that may be issued by reason of any share dividend, share split, reverse share split, bonus issue, capitalization of reserves, combination, recapitalization, reclassification, merger, takeover, consolidation, reorganization or otherwise. Upon the occurrence of any of such events, numbers of Shares held by the Shareholders and amounts under this Agreement and any other appropriate terms shall be appropriately adjusted, as determined in good faith by the Board.

Section 7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly-performed within such state.
Section 7.6 Jurisdiction. Except as otherwise set forth in this Agreement, any suit, action or other proceeding (“Action”) seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in the United States District Court for the District of Delaware or any Delaware State court, so long as one of such courts shall have subject matter jurisdiction over such Action, and each of the parties irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action that is brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.1 shall be deemed effective service of process on such party.
Section 7.7 WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT.
Section 7.8 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if such signatures were upon the same instrument. A facsimile or photocopied signature (which may be delivered by facsimile) shall be deemed to be the functional equivalent of an original for all purposes. This Agreement shall become effective when each party shall have received a counterpart of this Agreement signed by the other party. No provision of this Agreement is intended to confer and shall not confer upon any Person other than the parties any rights or remedies.
Section 7.9 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement, including the letter of intent dated as of March 8, 2003 by and between FPC and the Company.
Section 7.10 Captions. The captions are included in this Agreement for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement. All references to Sections or Articles contained in this Agreement shall be to Sections or Articles of this Agreement unless otherwise stated.
Section 7.11 Specific Performance. The parties acknowledge and agree that irreparable damage would occur if any party fails to perform in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance in such event, in addition to any other remedy at law or in equity.

Section 7.12 Severability. If this Agreement, or any of its provisions, or the performance of any provision, is found to be illegal or unenforceable, the parties shall be excused from the performance of such portions of this Agreement as shall be found to be illegal or unenforceable without affecting the validity of the remaining provisions of this Agreement; provided, however, that the remaining provisions of this Agreement shall in their totality constitute a commercially reasonable agreement.
Section 7.13 Uncertificated Shares. Notwithstanding anything herein to the contrary, the parties hereby acknowledge that the Shares issued in the Transaction are intended to be uncertificated (the “Book Entry Shares”) and such issuance will be recorded on the Company’s Register of Members. With respect to the Book Entry Shares, the provisions of the Agreement regarding share certificates shall be deemed modified as necessary to effect the intentions of the parties. Following the Transfer of any Book Entry Shares in accordance with the terms of this Agreement, the Shareholders shall take all necessary steps to ensure that the directors of the Company update the Company’s Register of Members to reflect such Transfer of Book Entry Shares. Within a reasonable time after any Transfer of such Book Entry Shares, the Company shall send to the new registered owner of such Book Entry Shares a written notice containing the information required pursuant to the terms of this Agreement to be set forth or stated on share certificates.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Given under the Common Seal of GLOBAL INDEMNITY PLC
By:	/s/ Larry A. Frakes
Director

By:	/s/ Linda Hohn
Director/Secretary

U.N. HOLDINGS (CAYMAN), LTD.
By:	/s/ Saul A. Fox
Name: Saul A. Fox
Title: Director

U.N. HOLDINGS (CAYMAN) II, LTD.
By:	/s/ Saul A. Fox
Name: Saul A. Fox
Title: Director

U.N. CO-INVESTMENT FUND I (CAYMAN), L.P.

By:	Fox Paine Capital Co-Investors International GP, Ltd., its General Partner

	By:	/s/ Saul A. Fox

Name: Saul A. Fox
Title: Director

U.N. CO-INVESTMENT FUND II (CAYMAN), L.P.

By:	Fox Paine Capital Co-Investors International GP, Ltd., its General Partner

	By:	/s/ Saul A. Fox

Name: Saul A. Fox
Title: Director

U.N. CO-INVESTMENT FUND III (CAYMAN), L.P.

By:	Fox Paine Capital Co-Investors International GP, Ltd., its General Partner

	By:	/s/ Saul A. Fox

Name: Saul A. Fox
Title: Director

U.N. CO-INVESTMENT FUND IV (CAYMAN), L.P.

By:	Fox Paine Capital Co-Investors International GP, Ltd., its General Partner

	By:	/s/ Saul A. Fox

Name: Saul A. Fox
Title: Director

U.N. CO-INVESTMENT FUND V (CAYMAN), L.P.

By:	Fox Paine Capital Co-Investors International GP, Ltd., its General Partner

	By:	/s/ Saul A. Fox

Name: Saul A. Fox
Title: Director

U.N. CO-INVESTMENT FUND VI (CAYMAN), L.P.

By:	Fox Paine Capital Co-Investors International GP, Ltd., its General Partner

	By:	/s/ Saul A. Fox

Name: Saul A. Fox
Title: Director

U.N. CO-INVESTMENT FUND VII (CAYMAN), L.P.

By:	Fox Paine Capital Co-Investors International GP, Ltd., its General Partner

	By:	/s/ Saul A. Fox

Name: Saul A. Fox
Title: Director

U.N. CO-INVESTMENT FUND VIII (CAYMAN), L.P.

By:	Fox Paine Capital Co-Investors International GP, Ltd., its General Partner

	By:	/s/ Saul A. Fox

Name: Saul A. Fox
Title: Director

U.N. CO-INVESTMENT FUND IX (CAYMAN), L.P.

By:	Fox Paine Capital Co-Investors International GP, Ltd., its General Partner

	By:	/s/ Saul A. Fox

Name: Saul A. Fox
Title: Director